Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Exhibit for Regan
to the
Advisors Managed Portfolios Custody Agreement

Name of Series
Regan Total Return Income Fund

Base Fee for Custody Services

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
____ basis point on the first $____
____ basis point on the next $____
____ basis point on the balance Minimum annual fee per fund – $____
Plus portfolio transaction fees
Portfolio Transaction Fees
$ ____ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$ ____ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$ ____ – Option/SWAPS/future contract written, exercised or expired
$ ____ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$ ____ – Physical security transaction
$ ____ – Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$____ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $____.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus ____% unless a line of credit is in place.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.
Third-Party Agent Domestic Securities Lending Support*+
$____ implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $____ per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
$____ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	____	$____	Hungary	____	$____	Poland	____	$____
Argentina	____	$____	Iceland	____	$____	Portugal	____	$____
Austria	____	$____	India	____	$____	Qatar	____	$____
Bahrain	____	$____	Indonesia	____	$____	Romania	____	$____
Bangladesh	____	$____	Ireland	____	$____	Russia	____	$____
Belgium	____	$____	Israel	____	$____	Serbia	____	$____
Bermuda	____	$____	Italy	____	$____	Singapore	____	$____
Botswana	____	$____	Japan	____	$____	Slovakia	____	$____
Brazil	____	$____	Jordan	____	$____	Slovenia	____	$____
Bulgaria	____	$____	Kenya	____	$____	South Africa	____	$____
Canada	____	$____	Kuwait	____	$____	South Korea	____	$____
Chile	____	$____	Latvia	____	$____	Spain	____	$____
China Connect	____	$____	Lithuania	____	$____	Sri Lanka	____	$____
China (B Shares)	____	$____	Luxembourg	____	$____	Eswatini	____	$____
Colombia	____	$____	Malaysia	____	$____	Sweden	____	$____
Costa Rica	____	$____	Malta	____	$____	Switzerland	____	$____
Croatia	____	$____	Mauritius	____	$____	Taiwan	____	$____
Cyprus	____	$____	Mexico	____	$____	Thailand	____	$____
Czech Republic	____	$____	Morocco	____	$____	Tunisia	____	$____
Denmark	____	$____	Namibia	____	$____	Turkey	____	$____
Egypt	____	$____	Netherlands	____	$____	UAE	____	$____
Estonia	____	$____	New Zealand	____	$____	Uganda	____	$____
Euroclear (Eurobonds)	____	$____	Nigeria	____	$____	Ukraine	____	$____
Euroclear (Non-Eurobonds)	Rates are available upon request	$____	Norway	____	$____	United Kingdom	____	$____
Finland	____	$____	Oman	____	$____	Uruguay	____	$____
France	____	$____	Pakistan	____	$____	Vietnam	____	$____

Germany	____	$____	Panama	____	$____	West African Economic Monetary Union (WAEMU)*	____	$____
Ghana	____	$____	Peru	____	$____	Zambia	____	$____
Greece	____	$____	Philippines	____	$____	Zimbabwe	____	$____
Hong Kong	____	$____	Saudi Arabia	____	$____			$____
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.
Global Custody Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
1– 25 foreign securities – $____; 26 – 50 foreign securities – $____; Over 50 foreign securities – $____
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Adviser’s signature as acknowledgement of the fee schedule shown above is not needed. Regan Capital, LLC signed the fee schedule on September 9, 2020.

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